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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Interneuron Pharmaceuticals, Inc. of our report dated December 1, 1999, except as to Note N which is as of December 27, 1999, relating to the consolidated financial statements which appear in Interneuron Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.




                                                  /s/ PricewaterhouseCoopers LLP
                                                  Boston, Massachusetts
                                                  February 8, 2000